                                                                   EXHIBIT 10.10


================================================================================


                      NOTE AND WARRANT PURCHASE AGREEMENT

                                    between

                         LIONBRIDGE TECHNOLOGIES, INC.

                                      and

                       CAPITAL RESOURCE PARTNERS IV, L.P.



                           Dated as of June 29, 2001


================================================================================

                         LIONBRIDGE TECHNOLOGIES, INC

                      Note and Warrant Purchase Agreement

                           Dated as of June 29, 2001


                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE I....................................................................................................     1

DEFINITIONS..................................................................................................     1
   1.01.      Definitions....................................................................................     1
              -----------
   1.02.      Accounting Terms...............................................................................     5
              ----------------

ARTICLE II...................................................................................................     6

PURCHASE, SALE AND TERMS OF NOTE; PAYMENTS...................................................................     6
   2.01.      The Note.......................................................................................     6
              --------
   2.02.      Purchase and Sale of Note......................................................................     6
              -------------------------
   2.03.      Issue Price; Original Issue Discount...........................................................     6
              ------------------------------------
   2.04.      Use of Proceeds................................................................................     6
              ---------------
   2.05.      Payments and Endorsements......................................................................     6
              -------------------------
   2.06       Conversions....................................................................................     6
              -----------
   2.07.      Redemptions....................................................................................     7
              -----------
   2.08.      Default Rate of Interest.......................................................................     7
              ------------------------
   2.09.      Maximum Legal Rate of Interest.................................................................     7
              ------------------------------
   2.10.      Payment on Non-Business Days...................................................................     7
              ----------------------------
   2.11.      Transfer and Exchange of Notes.................................................................     7
              ------------------------------
   2.12.      Replacement of Notes...........................................................................     8
              --------------------

ARTICLE III..................................................................................................     8

PURCHASE AND SALE OF WARRANT.................................................................................     8
   3.01.      The Warrant....................................................................................     8
              -----------
   3.02.      Purchase and Sale of Warrant...................................................................     8
              ----------------------------

ARTICLE IV...................................................................................................     8

CONDITIONS TO PURCHASER'S OBLIGATION, COVENANTS AND OTHER AGREEMENTS.........................................     8
   4.01.      Representations and Warranties.................................................................     8
              ------------------------------
   4.02.      Documentation at the Closing...................................................................     8
              ----------------------------
   4.03.      No Default.....................................................................................     9
              ----------
   4.04.      Waivers and Consents...........................................................................     9
              --------------------
   4.05.      Reservation of Warrant Shares..................................................................     9
              -----------------------------

ARTICLE V....................................................................................................     9

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..............................................................     9
   5.01.      Representations and Warranties of the Purchaser................................................     9
              -----------------------------------------------

ARTICLE VI...................................................................................................    10

REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................................................    10
   6.01.      Organization and Standing of the Company and Subsidiaries; Ownership...........................    10
              --------------------------------------------------------------------
   6.02.      Corporate Action...............................................................................    11
              ----------------
   6.03.      Governmental Approvals.........................................................................    11
              ----------------------

   6.04.      Litigation.....................................................................................    11
              ----------
   6.05.      Compliance with Law............................................................................    11
              -------------------
   6.06.      No Brokers or Finders..........................................................................    11
              ---------------------
   6.07.      No Violations..................................................................................    11
              -------------

ARTICLE VII..................................................................................................    11

COVENANTS OF THE COMPANY.....................................................................................    12
   7.01.      Affirmative Covenants of the Company Other Than Reporting Requirements.........................    12
              ----------------------------------------------------------------------
   7.02.      Negative Covenants of the Company..............................................................    13
              ---------------------------------
   7.03.      Reporting Requirements.........................................................................    16
              ----------------------

ARTICLE VIII.................................................................................................    17

EVENTS OF DEFAULT............................................................................................    17
   8.01.      Events of Default..............................................................................    17
              -----------------
   8.02.      Annulment of Defaults..........................................................................    19
              ---------------------

ARTICLE IX...................................................................................................    19

MISCELLANEOUS................................................................................................    19
   9.01.      No Waiver; Cumulative Remedies.................................................................    19
              ------------------------------
   9.02.      Amendments, Waivers and Consents...............................................................    19
              --------------------------------
   9.03.      Addresses for Notices, Etc.....................................................................    19
              --------------------------
   9.04.      Costs, Expenses and Taxes......................................................................    20
              -------------------------
   9.05.      Payments in Respect of the Warrant.............................................................    21
              ----------------------------------
   9.06.      Indemnification................................................................................    21
              ---------------
   9.07.      Survival of Representations and Warranties.....................................................    21
              ------------------------------------------
   9.08.      Prior Agreements...............................................................................    21
              ----------------
   9.09.      Severability...................................................................................    21
              ------------
   9.10.      Governing Law..................................................................................    21
              -------------
   9.11.      Waiver of Right to Jury Trial..................................................................    21
              -----------------------------
   9.12.      Headings.......................................................................................    21
              --------
   9.13.      Sealed Instrument..............................................................................    21
              -----------------
   9.14.      Counterparts...................................................................................    21
              ------------
   9.15.      Further Assurances.............................................................................    21
              ------------------
   9.16.      Consent to Jurisdiction........................................................................    22
              -----------------------
   9.17.      Effect of Judgment.............................................................................    22
              ------------------
   9.18.      Service of Process.............................................................................    22
              ------------------
   9.19.      No Limitation..................................................................................    22
              -------------
   9.20.      Specific Performance...........................................................................    22
              --------------------

EXHIBITS
--------

         2.01       Form of Note
         2.02       Allocation of Principal Amount of Notes
         2.03       Issue Price and Original Issue Discount
         2.04       Schedule of Use of Proceeds
         2.06       Form of 2006 Note
         3.01       Form of Warrant
         6.01       Schedule of Subsidiaries
         6.04       Schedule of Litigation
         7.02       Indebtedness

                         LIONBRIDGE TECHNOLOGIES, INC.
                         950 Winter Street, Suite 2410
                         Waltham, Massachusetts 02451



                           Dated as of June 29, 2001


Capital Resource Partners IV, L.P.
85 Merrimac Street
Suite 200
Boston, Massachusetts  02114


     Re:       Promissory Notes due October 31, 2001
               and Common Stock Purchase Warrant
               -----------------------------------

Ladies and Gentlemen:

     Lionbridge Technologies, Inc., a Delaware corporation, hereby agrees with Capital Resource Partners IV, L.P., a Delaware limited partnership, as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.01.     Definitions.  As used herein, the following terms shall have
               -----------
the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "2006 Note" shall have the meaning assigned to that term in Section
      ---------
2.06(b).

     "Affiliate" means, as to any specified Person, any other Person
      ---------
controlling, controlled by or under common control with such specified Person.

     "Agreement" means this Note and Warrant Purchase Agreement as from time to
      ---------
time amended and in effect between the parties.

     "Applicable Laws" shall have the meaning assigned to that term in Section
      ---------------
6.05.

     "Bank" means Silicon Valley Bank.
      ----

     "Business Day" means any day other than a Saturday, Sunday or public
      ------------
holiday or the equivalent for banks under the laws of The Commonwealth of Massachusetts.

     "Capital Lease" means any lease of property (real, personal or mixed)
      -------------
which, in accordance with GAAP, should be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Change in Control" means, with respect to any member of the Consolidated
      -----------------
Group, any transaction, series of related transactions or events as a result of which any one or more Persons (other than the Purchaser, any other member of the Consolidated Group, or other holders of the capital stock of the Company or securities convertible into or exercisable for such capital stock as of the date hereof) acquires or for the first time controls or is able to vote

(directly or through nominees or beneficial ownership) fifty percent (50%) or more of the outstanding equity securities of such member.

     "Closing" shall have the meaning assigned to that term in Section 2.02.
      -------

     "Closing Date" shall have the meaning assigned to that term in Section
      ------------
2.02.

     "Code" shall have the meaning assigned to that term in Section 2.03.
      ----

     "Commission" means the United States Securities and Exchange Commission (or
      ----------
any other federal agency at that time administering the Securities Act).

     "Common Stock" includes (a) the Company's common stock, par value $.01 per
      ------------
share, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount per share, either to all or to a share of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any shares entitled to preference in the payment thereof, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote may have been suspended by the happening of such a contingency), and (c) any other securities into which or for which any of the securities described in (a) or (b) above may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Company" means and shall include Lionbridge Technologies, Inc., a Delaware
      -------
corporation, and its successors and assigns.

     "Consolidated Group" means the Company and all of its Subsidiaries,
      ------------------
together with their respective successors, assigns and Subsidiaries, existing from time to time.

     "CRL III" means Capital Resource Lenders III, L.P.
      -------

     "CRL III Agreement" means that certain First Amended and Restated Senior
      -----------------
Subordinated Note Purchase Agreement by and between Lionbridge Technologies Holdings, Inc. and Capital Resource Lenders III, L.P., dated as of February 26, 1999, as amended to date.

     "CRP IV" means Capital Resource Partners IV, L.P., a Delaware limited
      ------
partnership, and its successors and assigns.

     "Distribution" shall have the meaning assigned to that term in Section
      ------------
7.02(g).

     "EBITDA" means, for any applicable fiscal period, consolidated net income
      ------
(or loss) after taxes for such period of the Company and its Subsidiaries as determined in accordance with GAAP, plus the following to the extent deducted in computing the foregoing: (i) Interest Expense; (ii) taxes; (iii) depreciation; and (iv) amortization of goodwill and other intangibles.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended

     "Events of Default" shall have the meaning assigned to that term in Section
      -----------------
8.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Foreign Subsidiaries" shall have the meaning assigned to that term in
      --------------------
Section 7.01(g).

     "GAAP" means generally accepted accounting principles recognized as such by
      ----
the American Institute of Certified Public Accountants. Unless otherwise specifically stated herein, use of the term "GAAP" means that such principles are applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practices of the Company and its Subsidiaries as reflected on the financial statements of the Company so as to properly reflect the financial condition, and the results of operations and cash flows of the Company and its Subsidiaries.

     "Indebtedness" means all obligations, contingent and otherwise, which
      ------------
should, in accordance with GAAP, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) the present value of any Capital Leases.

     "Indebtedness for Money Borrowed" of a Person means at any time the sum at
      -------------------------------
such time of (a) Indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) any obligations of such Person in respect of letters of credit, banker's or other acceptances or similar obligations issued or created for the account of such Person, (c) obligations of such Person with respect to Capital Leases, (d) all liabilities secured by any mortgage, pledge, charge, lien, security interest or other encumbrance on any property owned by such Person, to the extent attached to such Person's interest in such property, even though such Person has not assumed or become personally liable for the payment thereof, (e) obligations of third parties which are being guaranteed or indemnified against by such Person or which are secured by the property of such Person, and (f) any obligation of such Person under an employee stock ownership plan or other similar employee benefit plan; but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue (as determined in accordance with past practices) or which are being disputed in good faith by such Person and for which adequate reserves are being provided on the books of such Person in accordance with GAAP.

     "Interest Expense" means, for any applicable fiscal period, the sum of (i)
      ----------------
the aggregate amount of interest required to be paid in case during such period on Indebtedness of the Company and its Subsidiaries (on a consolidated basis), and (ii) any original issue discount resulting from the issuance of the Notes, the LTHBV Notes and the Warrants which has accrued during such fiscal period.

     "Junior Subordinated Debt" means all Indebtedness of the Company and its
      ------------------------
Subsidiaries, whether outstanding on the date hereof or hereafter created or incurred, which is by its terms subordinate and junior to the Notes on terms acceptable to the holders of the Notes and which is permitted by the Agreement at the time it is created or incurred, and shall include all Indebtedness between the Company or any Subsidiary and any other Subsidiary.

     "Loan Agreement" means the Loan Agreement by and among the Bank's
      --------------
Commercial Finance Division and LTHBV, Lionbridge Technologies, B.V. and Lionbridge Technologies Ireland, dated as of June 29, 2001, as amended from time to time and the Loan and Security Agreement by and among the Bank's Commercial Finance Division and INT'L.com, Inc., International Language Engineering Corporation, Harvard Translations, Inc. and Lionbridge Technologies California, Inc., dated as of June 29, 2001, as amended from time to time.

     "Liquidity Public Offering" means a firm commitment underwritten public
      -------------------------
offering of securities on a major exchange pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act in which the aggregate proceeds to the Company, any Subsidiary or any member of the Consolidated Group are at least $25 million.

     "LTHBV" means Lionbridge Technologies Holdings, B.V., a company with
      -----
limited liability incorporated in the Netherlands, together with its successors and assigns.

     "LTHBV Financing" means the issuance and sale to CRL III of the LTHBV Note
      ---------------
pursuant to the LTHBV Note Purchase Agreement.

     "LTHBV Note" means the 12% Senior Subordinated Note due February 26, 2006
      ----------
in the original principal amount of Four Million Dollars ($4,000,000) issued by LTHBV to CRL III pursuant to the LTHBV Note Purchase Agreement, as from time to time amended and in effect.

     "LTHBV Notes" means collectively LTHBV Note and any note or notes delivered
      -----------
in substitution, replacement or exchange therefor, as such notes from time to time are amended and in effect.

     "LTHBV Note Purchase Agreement" the Senior Subordinated Note Purchase
      -----------------------------
Agreement dated as of February 26, 1999 by and between LTHBV and CRL III, as amended.

     "Material Adverse Effect" shall have the meaning assigned to that term in
      -----------------------
Section 6.01.

     "Morgan Stanley" shall have the meaning assigned to that term in Section
      --------------
7.02(b).

     "Morgan Stanley Debt" shall have the meaning assigned to that term in
      -------------------
Section 7.02(b).

     "New Senior Debt Guarantee" shall have the meaning assigned to that term in
      -------------------------
Section 7.01(n).

     "Note" or "Notes" shall have the meaning assigned to such terms in Section
      ----      -----
2.01.

     "Operative Documents" shall mean each of the Notes, the Warrant and the
      -------------------
amendment to the Third Restated Registration Rights Agreement.

     "Permitted Liens" shall have the meaning assigned to that term in Section
      ---------------
7.02(a).

     "Person" means and includes an individual, a corporation, a partnership, a
      ------
joint venture, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

     "Purchaser" shall mean CRP IV and any other holder or holders from time to
      ---------
time of any of the Notes.

     "Qualified Disposition" means (i) any merger or consolidation of the
      ---------------------
Company with any Person, (ii) any sale, assignment, lease or other disposition of or voluntary parting with the control of (whether in one transaction or in a series of transactions) all or substantially all of the consolidated assets (whether now owned or hereafter acquired) of the Company and the Subsidiaries,
(iii) any issuance of equity securities of the Company to Persons other than the Purchaser or other holders of the capital stock of the Company or securities convertible into or exercisable for such capital stock as of the date hereof which, when aggregated with all issuances of equity securities of the Company subsequent to the Closing, exceeds fifty percent (50%) of the aggregate of all outstanding equity securities of the Company immediately after the Closing on a fully diluted basis, and (iv) any liquidation or winding up of the Company, except for (1) mergers, consolidations or asset transfers with or between two or more Subsidiaries, (2) mergers or asset transfers by any Subsidiary with or to the Company and (3) the merger of any Person into the Company or other issuance of securities by the Company in connection with the acquisition of a Person as long as the Company is the surviving entity, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition, and the consideration paid by the Company in connection with such merger or acquisition has a fair market value of less than Twenty-Five Million Dollars ($25,000,000) at the date of the closing of such transaction.

     "Qualified Financing" means a senior subordinated note and warrant
      -------------------
financing provided by the Purchaser or an Affiliate thereof involving the issuance of Qualified Financing Notes and Warrants for the account of the Company, all in accordance with that certain Letter of Intent by and between the Company or an Affiliate thereof and the Purchaser dated as of June 29, 2001.

     "Qualified Financing Notes and Warrants" means the senior subordinated
      --------------------------------------
notes and the warrants issued by the Company in the Qualified Financing.

     "Qualifying Liquidity Event" means any of the following events:  (i) a
      --------------------------
Qualified Disposition; (ii) a Change in Control; and (iii) a Liquidity Public Offering with respect to any member of the Consolidated Group.

     "Quick Assets" means, as of any applicable date, the consolidated cash,
      ------------
cash equivalents, accounts receivable and investments with maturities of less than ninety (90) days of the Consolidated Group determined in accordance with GAAP.

     "Securities" means collectively the Notes, the Warrants and the Warrant
      ----------
Shares.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Senior Debt" means (i) all Indebtedness of the Company and any of its
      -----------
Subsidiaries for money borrowed from the Bank (including, without limitation, money borrowed from the Bank pursuant to the Loan Agreement) or from other banks or institutional lenders, including any extensions or renewals thereof, whether outstanding on the date hereof or hereafter created or incurred, which is not by its terms subordinate and junior to the Notes and which is disclosed on the Financial Statements or is permitted by this Agreement at the time it is created or incurred, (ii) all Indebtedness of the Company and any of its Subsidiaries incurred to refinance any of the Indebtedness referred to in item (i) above, where the security securing such Indebtedness is substantially the same security as that securing the Indebtedness being refinanced, (iii) all capitalized lease obligations of the Company and any of its Subsidiaries which are permitted by this Agreement at the time they are incurred and (iv) all guarantees by the Company and any of its Subsidiaries which are not by their terms subordinate and junior to the Notes and which are permitted hereby at the time they are made of Indebtedness of any Subsidiary if such Indebtedness would have been Senior Debt pursuant to the provisions of clause (i), (ii) or (iii) of this sentence had it been indebtedness of the Company.

     "Subordinated Debt" means any Indebtedness of the Company and any of its
      -----------------
Subsidiaries that is contractually subordinated to Senior Debt.

     "Subsidiary" or "Subsidiaries" means (i) any corporation more than fifty
      ----------      ------------
percent (50%) of whose stock or equity interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by the Company and/or any one or more of its Subsidiaries, and (ii) any partnership, association, joint venture, limited liability company or other entity in which the Company and/or one or more of its Subsidiaries has more than a fifty percent (50%) equity interest at the time.

     "Subsidiary Guarantors" means collectively each Subsidiary which has
      ---------------------
executed and delivered to the Purchaser a guarantee in form and substance satisfactory to the Purchaser pursuant to which such subsidiary guarantees all of the obligations of the Company to the Purchaser, including, without limitation, the obligations of the Company hereunder and under the Notes, which Subsidiary Guarantors shall be all Subsidiaries of the Company that have executed and delivered guarantees to the Bank.

     "Third Restated Registration Rights Agreement" means the Third Restated
      --------------------------------------------
Registration Rights Agreement by and between the Company and the Investors named therein, dated as of May 22, 2001, as amended to date.

     "Warrant" or "Warrants" shall have the meaning assigned to such terms in
      -------      --------
Section 3.01.

     "Warrant Shares" shall have the meaning assigned to that term in Section
      --------------
4.06.

     1.02.     Accounting Terms.  All accounting terms not specifically
               ----------------
defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP.

                                  ARTICLE II

                  PURCHASE, SALE AND TERMS OF NOTE; PAYMENTS

     2.01.   The Note. The Company has authorized the issuance and sale to the
             --------
Purchaser of the Company's 12.0% Promissory Notes, due October 31, 2001, in the original aggregate principal amount of $5,000,000. The 12.0% Promissory Notes shall be substantially in the form set forth as Exhibit 2.01 attached hereto and
                                                ------------
are herein referred to individually as the "Note", which term shall also include any notes delivered in exchange or replacement therefor. The Notes shall (a) be payable on October 31, 2001 and (b) bear interest (based on a 360-day year counting actual days elapsed) on the unpaid principal amount thereof until due and payable at the rate of twelve percent (12.0%) per annum, which interest shall be payable at maturity or prior prepayment of the Notes in full.

               2.02.  Purchase and Sale of Note. The Company agrees to issue and
                      -------------------------
sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase the Note. Such purchase and sale shall take place at a closing (the "Closing") to be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, at 10:00 a.m. local time on the date on which this Agreement is executed and delivered (the "Closing Date"). At the Closing, the Company will issue and sell to the Purchaser a single Note, payable to the order of such Purchaser, dated the Closing Date, in the principal amount set forth opposite such Purchaser's name on Exhibit 2.02, and the Warrant (as
                                            ------------
provided in Section 3.02), against receipt of funds by wire transfer to an account or accounts designated by the Company in the amount set forth next to such Purchaser's name on Exhibit 2.02, in payment of the full purchase price for
                         ------------
the Note and Warrant issued and sold to such Purchaser at the Closing.

     2.03.   Issue Price; Original Issue Discount. Having considered all facts
             ------------------------------------
relevant to a determination of the value of the Notes and the Warrant being acquired by the Purchaser, including among other things the leveraged nature of the Company's capitalization and the nature of its business and prospects, the Company and the Purchaser have concluded and do hereby agree that, within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code"), the issue price for the Notes issued at the Closings is as set forth on
Exhibit 2.03 attached hereto. The Company and the Purchaser recognize that this
------------
Agreement creates original issue discount as set forth on Exhibit 2.03 as the
                                                          ------------
amount to be taken into account by the Company and the Purchaser for federal income tax purposes on the Notes issued at the Closings, and they agree to adhere to this Agreement for such purposes and not to take any action inconsistent herewith.

     2.04.   Use of Proceeds. The Company agrees to use the full proceeds from
             ---------------
the sale of the Notes for the purposes set forth on Exhibit 2.04 attached
                                                    ------------
hereto.

     2.05.   Payments and Endorsements.  Payments of principal, interest and
             -------------------------
premium, if any, on the Notes shall be made without setoff or counterclaim directly by check duly mailed or delivered to the Purchaser at its address referred to in Section 9.03 hereof, without any presentment or notation of payment, except that prior to any transfer of any Note, the holder thereof shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note. All payments and prepayments of principal of and interest on the Notes shall be applied (to the extent thereof) to all of the Notes pro rata based on the principal amount
                                    --- ----
outstanding and held by each holder thereof.

     2.06.   Conversions.
             -----------

             (a)  Automatic Conversion of the Notes Upon Qualified Financing.
                  ----------------------------------------------------------
The Company contemplates that, prior to the maturity date of the Notes, it will close a Qualified Financing. In connection with the closing of such Qualified Financing, the outstanding principal and accrued interest on the Notes shall automatically convert, without any action taken on the part of the holder(s) of the Note, into Qualified Financing Notes and Warrants issued by the Company in such Qualified Financing on the same terms and conditions as such Qualified Financing Notes and Warrants are issued in such Qualified Financing.

             (b)  Automatic Conversion into 2006 Notes.  If the Notes remain
                  ------------------------------------
outstanding as of 5:00 p.m. on October 31, 2001, then the principal amount then outstanding on the Notes shall automatically convert, without any action taken on the part of the holder(s) of the Notes, into the a new promissory note or notes the principal amount of which shall be equal to the product of the principal amount of the Note or Notes then outstanding, multiplied by 1.6, such new note to be in the form attached hereto as Exhibit 2.06 (the "2006 Note"). Upon any such conversion, all interest accrued under the Note through October 31, 2001 shall be immediately due and payable to the Purchaser in cash. From and after any such conversion, all references in this Agreement to the "Note" or "Notes" shall be deemed to mean and include the 2006 Note.

     2.07.   Redemptions.
             -----------

             (a)  Required Redemptions in the Event of a Qualifying Liquidity
                  -----------------------------------------------------------
Event. Upon the closing of a Qualifying Liquidity Event, the Company agrees to
-----
redeem, without premium, all of the Notes then outstanding, together with all accrued and unpaid interest and penalties, if any, then due thereon.

             (b)  Optional Redemptions. In addition to the redemption of the
                  --------------------
Notes required under subsection 2.07(a), the Company may, at any time and from time to time, redeem, without premium or penalty, the Notes, in whole or in part (in integral multiples of $1,000), together with interest due on the amount so redeemed through the date of redemption.

             (c)  Notice of Redemptions; Pro Rata Redemptions. Notice of any
                  -------------------------------------------
optional redemption pursuant to subsection 2.07(b) shall be given to all holders of the Notes at least ten (10) Business Days prior to the date of such redemption and notice of any required redemption pursuant to Section 2.07(a) shall be given to all holders of the Notes at least ten (10) Business Days prior to the closing of a Qualifying Liquidity Event. Each redemption of Notes pursuant to subsection 2.07(a) shall be made so that the Notes then held by each holder shall be redeemed in a principal amount which shall bear the same ratio to the total unpaid principal amount being redeemed on all Notes as the unpaid principal amount of Notes then held by such holder bears to the aggregate unpaid principal amount of the Notes then outstanding.

     2.08.    Default Rate of Interest.  If an Event of Default has occurred
              ------------------------
and is continuing, from and after the date such Event of Default occurred, the entire outstanding unpaid principal balance of the Notes and any unpaid interest from time to time due thereon shall bear interest, payable on demand, at the rate of fifteen percent (15.0%) per annum, or such lower rate as then may be the maximum rate permitted by applicable law; provided, however, that upon the
                                          --------  -------
cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Notes shall again bear interest at the rate of 12.0% per annum as set forth in Section 2.01.

     2.09.    Maximum Legal Rate of Interest.  Nothing in this Agreement or
              ------------------------------
in the Notes shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law.

     2.10.    Payment on Non-Business Days.  Whenever any payment to be made
              ----------------------------
shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

     2.11.    Transfer and Exchange of Notes. The holder of any Note or Notes
              ------------------------------
may, prior to maturity or prepayment thereof, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Any holder desiring to transfer or exchange any Note shall first notify the Company in writing at least five (5) days in advance of such transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Company shall issue in exchange therefor another Note or Notes, in such denominations as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The transfer or exchange of any Note, other than to a registered holder of such Note, is subject to the prior consent of the Company, which such consent shall not be unreasonably withheld; provided, however, that such restriction on
                              --------  -------
transfer shall not apply to (i) any transfer of Notes by the Purchaser in connection with the transfer of all or substantially all of their portfolio of private equity investments and (ii) any transfer of Notes by the Purchaser to one or more of its partners, stockholders or Affiliates.

     2.12.   Replacement of Notes.  Upon receipt of evidence satisfactory to
             --------------------
the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a
                             --------  -------
Purchaser, its nominee, or any of its partners is the holder is lost, stolen or destroyed, the affidavit of an authorized partner or officer of the holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than the holder's written agreement to indemnify the Company.


                                  ARTICLE III

                         PURCHASE AND SALE  OF WARRANT

     3.01.   The Warrant.  The Company has authorized the issuance and sale
             -----------
to the Purchaser of the Company's Common Stock Purchase Warrant (the "Warrant") for the purchase (subject to adjustment as provided therein) of the number of shares of the Company's Common Stock as provided therein. The Warrant shall be substantially in the form set forth as Exhibit 3.01 attached hereto. The
                                       ------------
Warrant is herein referred to individually as the "Warrant", which term shall also include any warrants delivered in exchange or replacement therefor. The Warrant shall be exercisable at a purchase price as provided therein.

     3.02.   Purchase and Sale of Warrant.  The Company agrees to issue and
             ----------------------------
sell to the Purchaser and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase the Warrant. The purchase and sale of the Warrant shall take place at the Closing and at the Closing the Company will issue to the Purchaser, and the Purchaser shall purchase, the Warrant.


                                  ARTICLE IV

     CONDITIONS TO PURCHASER'S OBLIGATION, COVENANTS AND OTHER AGREEMENTS'

     The obligation of the Purchaser to purchase and pay for the Notes and the Warrant at the Closings is subject to the following conditions, all or any of which may be waived in writing by the Purchaser:

               4.01. Representations and Warranties. At the Closing, each of
                     ------------------------------
the representations and warranties of the Company set forth in Article VI hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the sale of the Note and the Warrant.


     4.02.   Documentation at the Closing.  The Purchaser shall have
             ----------------------------
received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchaser and its special counsel:

             (a) Executed guaranties or amended and restated guaranties, as applicable, from all of the Subsidiary Guarantors, each in form and substance reasonably satisfactory to the Purchaser and its special counsel.

             (b) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign this Agreement, the Operative Documents and any other documents or certificates to be delivered pursuant hereto or thereto by the Company or any of its officers, together with the true signatures of such officers. The Purchaser may conclusively rely on such certificate until they shall receive a further certificate of the Secretary or an Assistant Secretary of the Company canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

             (c) A certificate from a duly authorized officer of the Company stating that the representations and warranties contained in Article VI hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the Closing and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the Operative Documents which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

             (d) Payment for the costs, expenses, taxes and filing fees identified in Section 8.04 as to which the Purchaser gives the Company notice prior to the Closing.

             (e) A certificate from a duly authorized officer of the Company stating that all the conditions set forth in this Article IV have been satisfied, other than those, if any, waived by the Purchaser in writing.

             (f) An executed amendment to that certain Third Restated Registration Rights Agreement of the Company, in form and substance satisfactory to the Purchaser and its special counsel.

             (g) Such other documents reference in any Exhibit hereto or relating to the transactions contemplated by this Agreement as the Purchaser or its special counsel may reasonably request.

     4.03.   No Default. At the time of and immediately following the Closing,
             ----------
there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

     4.04    Waivers and Consents. Prior to the Closing, the Company shall have
             --------------------
obtained any waivers or consents that may be required under the Loan Agreement and any other agreement to which the Company or any of its Subsidiaries is a party in order to enter into this Agreement and the Operative Documents and to consummate the transactions contemplated hereby and thereby and such waiver or consents shall have been delivered to the Purchaser.

     4.05    Reservation of Warrant Shares.  Prior to the Closing, the Company
             -----------------------------
shall have authorized and reserved and, thereafter, the Company covenants to continue to reserve until issued, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Common Stock to satisfy the rights of exercise of the holders of the Warrant. The shares of Common Stock issued or issuable upon exercise of the Warrant are referred to herein as the "Warrant Shares."


                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     5.01.   Representations and Warranties of the Purchaser.  The Purchaser
             -----------------------------------------------
hereby represents and warrants that:

             (a) Such Purchaser has duly authorized, executed and delivered this Agreement and such of the Operative Documents as require execution by the Purchaser.

             (b) It is the Purchaser's present intention to acquire the Securities for its own account.

             (c) The Securities are being and will be acquired for the purpose of investment and not with a view to distribution or resale thereof; subject, nevertheless, to the condition that, except as otherwise provided herein, the disposition of the property of the Purchaser shall at all times be within its control.

             (d) Such Purchaser acknowledges that it has reviewed and discussed the Company's business, affairs and current prospects with such officers of the Company and others as it has deemed appropriate or desirable in connection with the transactions contemplated by this Agreement. The Purchaser further acknowledges that it has requested, received and reviewed such information, undertaken such investigation and made such further inquiries of officers of the Company and others as it has deemed appropriate or desirable in connection with such transactions, provided, however, no investigation made heretofore or hereafter by or on behalf of the Purchaser shall have any effect whatsoever on the representations and warranties of the Company hereunder, each of which will survive any such investigation.

             (e) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not, and will not be, registered under the Securities Act or any applicable state securities laws, except as may be provided in this Agreement and the Third Restated Registration Rights Agreement of the Company, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. The Purchasers also understands that except as may be provided in this Agreement and the Third Restated Registration Rights Agreement of the Company, it is not contemplated that any registration will be made under the Securities Act or any state securities laws, or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities.

             (f) Such Purchaser represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities.

             (g) No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser or any agent of such Purchaser.

             (h) Such Purchaser hereby acknowledges that the Note, the Warrant and each certificate representing the Warrant Shares and any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Testa, Hurwitz & Thibeault, LLP shall be satisfactory) shall bear a legend substantially in the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

The acquisition by such Purchaser of the Securities shall constitute a confirmation by it of the foregoing representations.


                                  ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Purchaser as follows:

     6.01.   Organization and Standing of the Company and Subsidiaries;
             ---------------------------------------------------------
Ownership. The Company and each of its Subsidiaries is a corporation duly
---------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Company and each of its Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, would not have a material adverse effect on the business, assets, liabilities, financial condition, or on the results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

     6.02.   Corporate Action. The Company has all necessary corporate power
             ----------------
and has taken all corporate action required to make all the provisions of this Agreement, the Operative Documents and any other agreements and instruments executed by it in connection herewith and therewith valid and enforceable obligations of the Company. The Company has duly executed and delivered this Agreement, each of the Operative Documents and each other agreement and instrument executed by it in connection herewith and therewith and each is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general principles of equity. Neither the issuance of the Note or the Warrant, nor the issuance of the Warrant Shares, is subject to preemptive or other similar statutory or contractual rights.

     6.03.   Governmental Approvals.  No authorization, consent, approval,
             ----------------------
license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of, or by the Company of its obligations under, this Agreement, any of the Operative Documents or the Warrant Shares, other than (i) filings pursuant to federal and state securities laws or (ii) as may be necessary for registration under the Securities Act of any of the Warrant Shares pursuant to the Registration Rights Agreement.

     6.04.   Litigation. Except as set forth on Exhibit 6.04 attached hereto,
             ----------                         ------------
there is no litigation, action or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, affecting any of their respective properties or assets, or against any officer or key employee of the Company or any of its Subsidiaries where such litigation, proceeding or investigation (i) either individually or in the aggregate would have a Material Adverse Effect, (ii) might call into question the validity of this Agreement, any Operative Document or any action taken or to be taken pursuant hereto or thereto or (iii) seeks to prevent the consummation of the transactions contemplated by this Agreement, nor, to the best knowledge of the Company, has there occurred any event on the basis of which any litigation, proceeding or investigation meeting the criteria of (i), (ii) or (iii) above might properly be instituted. Except as set forth on
Exhibit 6.04, neither the Company nor any of its Subsidiaries is in default with
------------
respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company or any of its Subsidiaries.

     6.05.   Compliance with Law. The Company and each of its Subsidiaries is in
             -------------------
compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation (or comparable charter documents) and By-laws and in all material respects with the terms and provisions of all judgments, decrees, governmental orders, statutes, rules and regulations to which it and its properties and assets are subject (collectively, the "Applicable Laws").

     6.06.   No Brokers or Finders. No Person had, has or will have, as a result
             ---------------------
of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser, the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company, any of its Subsidiaries or any of its or their agents.

     6.07.   No Violations. Neither the execution and delivery of this
             -------------
Agreement and the Operative Documents, nor the consummation of any of the transactions contemplated hereby or thereby, by the Company, will (a) violate, conflict with, or result in a breach or default under any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries, (b) violate any provision of any Applicable Laws, or (c) result in a material violation or breach by the Company or any of its Subsidiaries of, conflict with, constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any mortgage, pledge, charge, lien, security interest or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of its respective properties or assets may be bound.


                                  ARTICLE VII

                           COVENANTS OF THE COMPANY

     7.01.  Affirmative Covenants of the Company Other Than Reporting
            ---------------------------------------------------------
Requirements.  Without limiting any other covenants and provisions hereof, the
------------
Company covenants and agrees that, until the repayment in full of the aggregate outstanding principal balance of the Notes, together with all interest and penalties, if any, due thereon, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary.

            (a)  Punctual Payment.  Pay the principal of, premium, if any, and
                 ----------------
interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.

            (b)  Payment of Taxes and Trade Debt.  Pay and discharge, and cause
                 -------------------------------
each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, priot to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all material lease obligations, all trade debt, and all other indebtedness incident to the operations of the company or the Subsidiaries, except as are being contested in good faith and by appropriate proceedings if the Company or the Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto.

            (c)  Maintenance of Insurance. Maintain, and cause each Subsidiary
                 ------------------------
to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

            (d)  Preservation of Corporate Existence. Preserve and maintain, and
                 -----------------------------------
cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to remain so qualified would not, either individually or in the aggregate, have a Material Adverse Effect; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by subsection 7.02(d). Preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business, except such licenses, other rights and copyrights which are part of a transfer of assets permitted by Section 7.02(d).

            (e)  Compliance with Laws.  Comply, and cause each Subsidiary to
                 --------------------
comply, with all applicable laws, rules, regulations and orders of any governmental authority, noncomplicance with which could have a Material Adverse Effect.

            (f)  Inspection Rights. At any reasonable time and from time to
                 -----------------
time, but not more frequently than twice in any 12-month period unless an Event of Default shall have occurred and is continuing, permit the Purchaser or any of its agents or representatives, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the company and any Subsidiary with any of their officers or directors and independent accountants. All reasonable out-of-pocket expenses of the Purchaser (or its agents or representatives), the Company or any Subsidiary incurred in connection with such inspection rights shall be borne by the Company, such amount not to exceed $10,000 per annum.

            (g)  Keeping of Records and Books of Account.  Keep, and cause each
                 ---------------------------------------
Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, but subject to normal year-end audit adjustments, reflecting all financial transactions of the Company and each Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made; provided, however, that with respect to Subsidiaries
                        --------  -------
which are not incorporated or organized under the laws of any State of the United States or the District of Columbia (collectively, the "Foreign Subsidiaries"), the Company shall cause each such Subsidiary to make entries in its records and books of account in accordance with the generally accepted accounting principles recognized in the country in which such Subsidiary was organized or incorporated.

          (h)  Maintenance of Properties, Etc.  Maintain and preserve, and cause
               ------------------------------
each Subsidiary to maintain and preserve, all of its properties, necessary or useful in proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, except such properties which are part of a transfer of assets permitted by Section 7.02(d).

          (i)  Compliance with ERISA.  Comply, and cause each Guarantor to
               ---------------------
comply, with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply, and cause each Guarantor to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any United States Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

          (j)  Notice of Default of Senior Debt.  The Company shall provide the
               --------------------------------
holders of the Notes with written notice promptly upon an event of default under the Senior Debt or upon the occurrence of an event which, with the giving of notice or passage of time or goth, would result in an event of default under the Senior Debt.

          (k)  Key Man Life Insurance.  The Company will maintain a "key man"
               ----------------------
life insurance policy in the amount of two Million Dollars ($2,000,000.00) on Rory J. Cowan. Proceeds of such policy will be payable to the Company.

          (l)  Quick Ratio.  Commencing with the fiscal quarter ending June 30,
               -----------
2001, the Company shall cause the Consolidated Group to maintain at the end of each fiscal quarter a ratio of Quick Assets to Current Liabilities of not less than 0.50 to 1.0.

          (m)  Minimum EBITDA. Commencing with the fiscal quarter ending June
               --------------
30, 2001, the Company shall cause the Consolidated Group to have at the end of each fiscal quarter minimum EBITDA of not less than $750,000.

          (n)  Subsidiary Guarantors.  Within five (5) Business Days after any
               ---------------------
Subsidiary which is not a Subsidiary Guarantor on the date hereof guarantees any Senior Debt (each a "New Senior Debt Guarantee"), the Company shall cause such Subsidiary to execute and deliver to the Purchaser a guarantee in form and substance satisfactory to the Purchaser pursuant to which such Subsidiary guarantees all of the obligations of the Company to the Purchaser, including, without limitation, the obligations of the Company hereunder and under the Notes, together with any other documents as the Purchaser may reasonably request.

    7.02. Negative Covenants of the Company.  Without limiting any other
          ---------------------------------
covenants and provisions hereof, the company covenants and agrees that, until the repayment in full of the aggregate outstanding principal balance of the Notes, together with all interest and penalties, if any, due thereon, it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

          (a)  Liens.  Create, incur, assume or suffer to exist, or permit any
               -----
Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security titled of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances (collectively, "Permitted Liens"):

               (i) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate

               (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

               (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (iv) securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds;

               (v) in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use;

               (vi) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

               (vii) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made;

               (viii) described on Exhibit 6.07 of the CRL III Agreement which
                                   ------------
          secure the Indebtedness set forth on Exhibit 6.08(d) of the CRL III
                                               ---------------
          Agreement, provided that no such lien is extended to cover other or different property of the Company or any Subsidiary;

               (ix) liens which secure Indebtedness permitted by Section 7.02(b); and

               (x) Other liens or encumbrances arising in the ordinary course of business not incurred in connection with the borrowing of money which do not interfere in any material respect with the conduct of the business of the Company and its Subsidiaries.

          (b)  Indebtedness. Without the prior written consent of the Purchaser,
               ------------
create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness other than (1) up to $20,000,000 (or its equivalent in any other currency) in Senior Debt; (2) up to any aggregate of $2,000,000 in Indebtedness of the Company and its Subsidiaries outstanding as of the date hereof (the "Morgan Stanley Debt") in favor of Morgan Stanley Venture Capital Fund II Annex, L.P. and Morgan Stanley Venture Investors Annex, L.P. (collectively, "Morgan Stanley"),; (3) an unlimited amount of Junior Subordinated Debt outstanding at any time on a consolidated basis, provided that the incurrence and maintenance of all such Indebtedness will not result in the Company's or any Subsidiary's failure to comply with any of the provisions of
Article VII hereof; and (4) Indebtedness described in Exhibit 7.02, provided, however, that neither the Company, nor any Subsidiary shall make an intercompany loan to a Subsidiary that is not a Subsidiary Guarantor (as such term is defined hereunder, under the CRL III Agreement and under the LTHBV Note Purchase Agreement. In addition, without the prior written consent of the Purchaser, (i) the Company shall make no payments whatsoever on the Morgan Stanley Debt during the existence of any Event of Default, and (ii) the Company shall not agree, and shall not permit any Subsidiary to agree, to any amendment or modification to any note, instrument or agreement relating to the Morgan Stanley Debt, which would have a material adverse impact upon the interests of the Purchaser (provided however, in the event the Purchaser agrees to an amendment or modification hereto, to the Notes, the Guaranties (as defined in the CRL III Agreement), the LTHBV Note Purchase Agreement, the LTHBV Notes or the guaranties related thereto, the Purchaser shall consent to a like amendment or modification relating to the Morgan Stanley Debt if so requested by the Company and LTHBV, as applicable, and Morgan Stanley).

          (c)  Assumptions or Guaranties of Indebtedness of Other Persons.
               ----------------------------------------------------------
Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guarantees by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except by the Company or any Subsidiary with respect to any Indebtedness of the Company or any Subsidiary which is permitted by this Agreement; provided, however, in no event shall (i) the Company guarantee any Senior Debt of any of the Company's Subsidiaries without the prior written consent of the Purchaser, and (ii) any Foreign Subsidiary guarantee any Senior Debt of the Company or any Subsidiary of the Company that is not a Foreign Subsidiary without the prior written consent of the Purchaser.

          (d)  Mergers, Sale of Assets, etc.  Without the prior written consent
               -----------------------------
of the Purchaser, merge or consolidate with any Person, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereinafter acquired) or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or consolidate with or transfer assets to any Subsidiary; (2) any Subsidiary may merge into or transfer assets to the Company (3) the Company may merge with any Person or issue securities in connection with the acquisition of a Person, provided that the Company is the surviving entity and the stockholders of the Company as of the Closing own or are able to vote or control at least 50% of the aggregate of all outstanding equity securities of the Company at that time, such merger or acquisition does not result in the violation of any of the provisions of this Agreement, and no Event of Default exists at the time of such merger or acquisition, and (4) the Company may merge or consolidate with any Person or shall, assign, lease or otherwise dispose of or voluntarily part with control of any of its assets or permit any Subsidiary to do so in connection with any transaction which results in net cash proceeds to the holders of the outstanding Common Stock of the Company at such time of at least $50,000,000.

          (e)  Investments in Other Persons.  Without the prior written consent
               ----------------------------
of the Purchaser, make or permit any Subsidiary to make, any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets or other property of, obligations of, or any interest in, any Person, except:

               (i) investments by the Company or any Subsidiary in evidences of indebtedness issued or fully guaranteed by the United States of America or any U.S. government agency having a maturity of not more than one year from the date of acquisition;

               (ii) investments by the Company or any Subsidiary in certificates of deposit, money market accounts, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding company has long-term debt rated Aal or higher, and whose commercial paper (if rated) is rated Prime 1 by Moody's Investors Service, Inc.;

               (iii) loans from a Subsidiary to the Company or another Subsidiary or from the Company to a Subsidiary;

               (iv) investments by the Company or any Subsidiary in the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition;

               (v) reasonable advances to employees for travel, relocation or other business expenses in accordance with the ordinary course of business;

               (vi) loans or advances to employees to enable employees to exercise vested stock options; and

               (vii) acquisitions of assets, capital stock or other property which individually and in the aggregate are not material to the Company or such Subsidiary (assets, capital stock and other property with a fair market value of less than $3,000,000 (or its equivalent in any other currency) acquired in any one-year period in the aggregate shall not be deemed "material"); provided, however, that
                                                         --------  -------
          each such acquisition can be made in compliance with the other terms of this Agreement.

          (f)  Distributions.  Without the prior written consent of the
               -------------
Purchaser, declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"); provided, however, that nothing herein contained shall prevent:

               (i) the Company from effecting a stock split or declaring or paying any dividend consisting of shares of any class of Common Stock to the holders of shares of such class of Common Stock, provided that such stock split or dividend is effected equally across all classes of Common Stock;

               (ii) any Subsidiary from declaring or making payment of cash or stock dividends, returns of capital or distributions of assets to the Company or another Subsidiary; or

               (iii) the repurchase of shares of Common Stock held by any employee or consultant of the Company at cost upon the termination of such employee's or consultant's services to the Company;

if in the case of any such transaction the Distribution can be made in compliance with the other terms of this Agreement.

          (g)  Dealings with Affiliates.  Without the prior written consent of
               ------------------------
the Purchaser, enter or permit any Subsidiary to enter into any transaction with any holder of five percent (5%) or more of any class of capital stock of the Company, or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock, except on an arms-length basis on terms no less favorable to the Company or Subsidiary as it could obtain from an unrelated party.

          (h)  Maintenance of Ownership of Subsidiaries.  Sell or otherwise
               ----------------------------------------
dispose of any shares of capital stock of any Subsidiary, except to the Company or another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except (i) to the Company or another Subsidiary, or (ii) to any director of any Foreign Subsidiary to the extent the issuance to any such director of any such capital stock is required under applicable law; provided,
                                                                     --------
however, that nothing herein contained shall prevent any merger consolidation or
-------
transfer of assets permitted by Section 7.02(d).

          (i)  Change in Nature of Business.  Without the prior written consent
               ----------------------------
of the Purchaser, make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof.

    7.03  Reporting Requirements.  The Company will furnish to each holder of
          ----------------------
any Note, Warrant or Warrant Share:

          (a) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief financial officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

          (b) as soon as available and in any event within thirty (30) days after the end of each month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its Subsidiaries for such month and for the periods commencing at the end of the previous fiscal year and ending with the end of such month, and with respect to each quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year and the operating Budget for the current year (the "Budget"), all in reasonable detail, in a format reasonably satisfactory to the Purchaser, and duly certified (subject to normal year-end adjustments) the by chief financial officer of the Company as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments, and including a discussion by the Company's management of any variance from the Budget;

          (c) at the time of delivery of each monthly statement, a certificate, executed by the chief financial officer of the Company, stating that such officer has caused this Agreement, the Notes and the Warrants to be reviewed and has no knowledge of any Event of Default or default by the Company or any Subsidiary in the performance or observance of any of the provisions of this Agreement, the Notes or the Warrants or, if such officer has such knowledge, specifying such Event of Default or default and the nature thereof, and setting forth computations in reasonable detail demonstrating compliance with the provisions of subsections 7.02(b) and (c);

          (d) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the type described in Section 6.04;

          (e) simultaneously as they are sent to the Bank, copies of all financial statements, and upon written request, reports and other information delivered by the Company to the Bank;

          (f) promptly after sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or the Commission;

          (g) such other information respecting the business, assets, liabilities, financial condition, results of operations or prospects of the Company or any of its Subsidiaries as the Purchaser may from time to time reasonably request, and to make available to the Purchaser and its representatives, members of management and employees with significant responsibilities for the purposes of updating the Purchaser as to the condition of the Company and its Subsidiaries;

          (h) within thirty (30) days of the end of each calendar quarter, a certificate signed by the President or Chief Financial Officer of the Company which shall contain a detailed computation of the Company's compliance with the financial covenants in Sections 7.01(l) and 7.01(m); and

          (i) simultaneously with any Subsidiary entering into a New Senior Debt Guarantee or a New Senior Debt Foreign Guarantee (as defined in the CRL III Agreement), a copy of such guarantee, together with all other documents executed in connection therewith.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

     8.01 Events of Default. If any of the following events ("Events of
          -----------------
Default") shall occur and be continuing:

          (a) The Company shall fail to pay any installment of principal of any of the Notes when due; or

          (b) The Company shall fail to pay any interest or premium, if any, on any of the Notes, when due and such failure shall continue for five (5) days; or

          (c) The Company shall default in the performance of any covenant contained in Section 7.02 which default shall remain uncured for twenty (20) days or more; or

          (d) There shall be an Event of Default under the LTHBV Note Purchase Agreement or any documents or agreements executed in connection therewith or under the CRL III Agreement or any documents or agreements executed in connection therewith;

          (e) Any representation or warranty made by the Company in this Agreement or by the Company (or any of its officers) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect when made in any material respect; or

          (f) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Notes or the Warrants on its part to be performed or observed and any such failure remains unremedied for twenty (20) days after written notice thereof shall have been given to the Company by any registered holder of the Notes, or the Warrants; or

          (g) The Company or any Subsidiary shall fail to pay any Indebtedness for borrowed money exceeding $1,000,000 (or its equivalent in any other currency) owing by the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement or the Notes) evidencing or securing or relating to any Indebtedness owing by the Company or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period), if the effect of such failure to pay or perform is to accelerate, or to permit the holder or holders of such Indebtedness, or the trustee or trustees under any such agreement or instrument to accelerate the maturity of such Indebtedness, unless such failure to pay or perform shall be waived by the holder or holders of such Indebtedness or such trustee or trustees; or

          (h) The occurrence of an event of default or default under any document, instrument, note or agreement evidencing or relating to any Senior Debt, including, without limitation, Indebtedness of the Company and any of its Subsidiaries for money borrowed from the Bank pursuant to the Loan Agreement.

          (i) The occurrence of an event of default or default under the Morgan Stanley Debt or any document, instrument, note or agreement relating thereto or evidencing such debt.

          (j) The Company, any of the Guarantors (as defined in the CRL III Agreement) or LTHBV shall be involved in financial difficulties evidenced (i) by its admitting in writing its ability to pay its debts generally as they become due; (ii) by its commencement of a voluntary proceeding under Title 11 of the United States Code as from time to time in effect, or foreign bankruptcy, insolvency, receivership, examination or similar law, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary proceeding; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary proceeding under said Title 11, or foreign bankruptcy, insolvency, receivership or similar law, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to timely controvert any such proceeding or the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary proceeding commenced under said Title 11, or foreign bankruptcy, insolvency, receivership, examination or similar law; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, or similar bankruptcy, insolvency, receivership, examination or similar law, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver, examiner, trustee, custodian, sequestrator or similar official for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver, examiner, trustee, custodian, sequestrator or similar official for all or a substantial part of its property;

          (k) A Change in Control occurs with respect to the Company or any material Subsidiary which is not consented to by the holders of at least a majority of the principal amount of the Notes then outstanding; or

          (l) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy;

          then, and in any such event listed in Section 8.01(a) through (l),

    (1) the Purchaser may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under subsection 8.01(j) in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and

    (2) the holders of the Notes may proceed to protect and enforce their respective rights against the Company in such manner as they may elect, including without limitation, proceeding to protect and enforce their respective rights by suit in equity (including without limitation a suit for rescission), action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or any term of the Certificate of Incorporation by the Company.

    Without in any way limiting the rights of the holders of the Notes, the Company hereby agrees that the holders of the Warrants or the Warrant Shares would have no adequate remedy at law, for monetary compensation or otherwise, for the damages that would be suffered if the company were to fail to comply with its obligations under Articles VII and VIII, and that the Company therefore agrees that the holders of the Warrants and the Warrant Shares shall be entitled to obtain specific performance of the Company's obligations under Articles VII and VIII of this Agreement.

    8.02  Annulment of Defaults. Section 8.01 is subject to the condition that,
          ---------------------
if at any time after the principal amount of any of the Notes shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any portion thereof, shall have been entered, then and in every such case the holders of at least a majority of the principal amount of all Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

                                  ARTICLE IX

                                 MISCELLANEOUS

    9.01. No Waiver; Cumulative Remedies  .  No failure or delay on the
          ------------------------------
part of the Purchaser, or any other holder of the Notes, Warrant or Warrant Shares in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    9.02. Amendments, Waivers and Consents. Any provision in this Agreement, the
          --------------------------------
Note, the Warrant or the other Operative Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the holder of the Note. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    9.03. Addresses for Notices, Etc.  All notices, requests, demands
          --------------------------
and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

          If to the Company:

               Lionbridge Technologies, Inc.
               950 Winter Street, Suite 2410
               Waltham, Massachusetts 02451
               Attn: General Counsel
               Telecopy No.: (781) 434-6057

          With a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, Massachusetts 02110
               Attention: Kenneth J. Gordon, Esq..
               Telecopy No.: (617) 248-7100

          If to CRP IV:

               Capital Resource Partners IV, L.P.
               85 Merrimac Street
               Suite 200
               Boston, Massachusetts 02114
               Attention: Stephen M. Jenks
               Telecopy No.: (617) 723-9819

          With a copy to:

               Testa, Hurwitz & Thibeault, LLP
               125 High Street
               Boston, Massachusetts 02110
               Attention: Andrew E. Taylor, Jr., Esq.
               Telecopy No.: (617) 248-7100

          If to any other holder of the Notes or Warrant:

               at such holder's address for notice as set forth in the transfer records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) three days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

          9.04.  Costs, Expenses and Taxes.  The Company agrees to pay on
                 -------------------------
demand all costs and expenses of the Purchaser in connection with the preparation, execution and delivery of this Agreement and the Operative Documents and other instruments and documents to be delivered hereunder, and in connection with the consummation of the transactions contemplated hereby and thereby. Notwithstanding the preceding sentence, and in addition to the provisions of such sentence, the Company agrees to pay on demand (i) all costs and expenses of the Purchaser in connection with the amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement and the Operative Documents, and other instruments and documents to be delivered hereunder and thereunder and (ii) all reasonable fees and out-of-pocket expenses of Testa, Hurwitz & Thibeault, LLP, special counsel to the Purchaser, in connection with the transactions contemplated by this Agreement, including any amendment, waiver (whether or not such amendment or waiver becomes effective) or enforcement of this Agreement, the Notes, the Warrant, the Operative Documents, and other instruments and documents to be delivered hereunder and thereunder.

          9.05.  Payments in Respect of the Warrant.  The Purchaser and any
                 ----------------------------------
successor holder of the Warrant, by their acceptance thereof, agree that, with respect to the sale to, or repurchase by, the Company or any Person directly or indirectly affiliated with the Company or any of its directors, officers, or stockholders, of the Warrant, equitable adjustment will be made among the holders of the Warrant so that in effect all sums so received shall be shared ratably in proportion to their respective holdings of the Warrant. If any holder of the Warrant receives any such sum in respect of Warrant in excess of its pro rata portion, then such holder receiving such excess shall purchase for cash from the other holders of the Warrant an interest in their Warrant in such amount as shall result in a ratable participation of all of the holders in the aggregate of all Warrant then outstanding. The Company shall not have any obligation to any Person under this Section 9.05.

          9.06.  Indemnification.  The Company agrees to indemnify and hold
                 ---------------
harmless the Purchaser, its subsidiaries, directors, officers, partners, counsel and employees, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Notes, the Warrant and the Warrant Shares, the transactions contemplated hereby or thereby or in connection herewith or therewith, including (to the maximum extent permitted by law) any liability arising under federal or state securities laws, except to the extent such liability shall result from the gross negligence of such Purchaser or its employees, agents, brokers or other representatives. The obligations of the Company under this Section 9.06 shall survive and continue to be in full force and effect notwithstanding (a) the repayment or conversion of the Notes and (b) the termination of this Agreement.

          9.07.  Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties made in this Agreement, the Notes, the Warrant or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Purchaser or on behalf of the Purchaser.

          9.08.  Prior Agreements.  This Agreement constitutes the entire
                 ----------------
agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.


          9.09.  Severability. The invalidity or unenforceability of any
                 ------------
provision hereof shall in no way affect the validity or enforceability of any other person

          9.10.  Governing Law. This Agreement shall be governed by, and
                 -------------
construed in accordance with, the internal laws of The Commonwealth of Massachusetts.

         9.11.   Waiver of Right to Jury Trial. The parties hereby waive all
                 -----------------------------
rights to a trial by jury for all legal proceedings concerning this Agreement, the Notes or the Warrant.

          9.12.  Headings.  Article, Section and subsection headings in this
                 --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          9.13.  Sealed Instrument.  This Agreement is executed as an instrument
                 -----------------
under seal.

          9.14.  Counterparts.  This Agreement may be executed in any number
                 ------------
of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

          9.15.  Further Assurances.  From and after the date of this
                 ------------------
Agreement, upon the request of the Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Notes and the Warrant.

          9.16.  Consent to Jurisdiction. The Company irrevocably submits to
                 -----------------------
the exclusive jurisdiction of any state or federal court sitting in The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement or any of the Notes, the Warrant or the Warrant Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          9.17.  Effect of Judgment. The Company agrees, to the fullest extent
                 ------------------
it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 9.16 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available to the Company, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or The Commonwealth of Massachusetts (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

          9.18.  Service of Process. The Company consents to service of process
                 ------------------
in any suit, action or proceeding of the nature referred to in Section 9.16 by actual receipt of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company specified in or designated pursuant to Section 9.03. The Company agrees that such service (i) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

          9.19.  No Limitation.  Nothing in Section 9.16, 9.17, 9.18 or 9.20
                 -------------
shall affect the right of the Purchaser to serve process in any manner permitted by law, or limit any right that the Purchaser may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          9.20.  Specific Performance.  Upon breach or default by the Company
                 --------------------
with respect to any obligation hereunder, under the Notes, the Warrant or the Warrant Shares, the Purchaser shall be entitled to protect and enforce its rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

          IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement as of the date first above written.


                                   LIONBRIDGE TECHNOLOGIES, INC.



                                   By:_______________________________________
                                      Name:
                                      Title:



                                   CAPITAL RESOURCE PARTNERS IV, L.P.

                                   By:  CRP Partners IV, L.L.C.,
                                        Its General Partner


                                   By:_______________________________________
                                      Member